EXHIBIT (g)





                         INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN
                     ORYX INTERNATIONAL GROWTH FUND LIMITED
                              AND CONSULTA LIMITED




                                                           Page 117 of 198 Pages

                              MANAGEMENT AGREEMENT
                              --------------------




         THIS     AGREEMENT is made the 16th day of February 1995

         PARTIES:

         (1) ORYX INTERNATIONAL GROWTH FUND LIMITED a Company incorporated with limited liability under the laws of the Island of Guernsey whose registered office is at Bermuda House, St. Julian's Avenue, St. Peter Port, Guernsey (the "Fund"); and

         (2) CONSULTA (CHANNEL ISLANDS) LIMITED a Company incorporated with limited liability under the laws of the Island of Guernsey whose registered office is at Bermuda House aforesaid (the "Manager").

         WHEREAS:

         (A) The Fund was incorporated on 2nd December, 1994 in Guernsey as a closed-ended investment company with the objective of achieving long term capital appreciation inter alia through investments in equity and debt securities of small and medium companies.

         (B) The Fund wishes to appoint the Manager to provide management services to the Fund and its subsidiaries (if any) on the terms and conditions hereinafter contained.

         NOW      IT IS HEREBY AGREED as follows:

         3.       INTERPRETATION

                  (a) In this Agreement the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

                  "Administrator" means Management International (Guernsey) Limited whose registered office is at Bermuda House aforesaid (or such other administrator as the Fund shall from time to time appoint)

                  "Administration Agreement" means the Agreement of even date herewith between the Administrator and the Fund, relating to the administration of the Fund, including any amendment thereto and any agreement supplementary to or replacing the same

                  "Articles" means the Articles of Association of the Fund as from time to time in force

                  "Associated Person" means in relation to a company (i) any person or company beneficially owning, directly or indirectly, 20 per cent or more of the ordinary share capital of that company or able to exercise, directly or indirectly, 20 per cent


                                                           Page 118 of 198 Pages
                  or more of the total votes in that company, (ii) any person controlled by a person who meets one or both of the descriptions given in (i) above, (iii) any company 20 per cent, or more or whose ordinary share capital is beneficially owned, directly or indirectly, by that company or (iv) any director or officer of that company or of any Associated Person of that company, as defined in items (i), (ii) and
                  (iii) above

                  "Auditors" means the auditors for the time being of the Fund

                  "Authorised Signatory" means any person for the time and from time to time authorised by the Board to give notices and instructions to the Manager pursuant to this Agreement and in respect of whom the Manager shall have received a specimen signature authenticated by a director of the Fund

                  "Board" means the Board of Directors of the Fund

                  "Business Day" means a day on which the Stock Exchange is open for business

                  "Convertible   Stock"   means  the  Zero  Coupon   Convertible
                  Unsecured Loan Stock 2005 of the Fund

                  "Custodian" means Bank of Bermuda (Guernsey) Limited whose registered office is at Bermuda House aforesaid (or such other custodian as the Fund shall from time to time appoint)

                  "Custodian Agreement" means the agreement of even date herewith between the Custodian and the Fund, relating to the custody of the Fund's investments, including any amendment thereto and any agreement supplementary to or replacing the same

                  "Investment" means any investment or other asset of any description

                  "Manager Group Member" means any holding company from time to time of the Manager and any subsidiary of any such holding company

                  "Net Asset Value" means the net asset value of the Fund determined in accordance with the Articles

                  "Placing"   means  the   placing  of  Shares,   Warrants   and
                  Convertible Stock with investors on the basis of the Placing Memorandum

                  "Placing Memorandum" means the placing Memorandum relating to the Fund to be dated 16th February 1995 and to be issued in connection with the Placing

                  "Shareholders" means the holders of the Shares

                  "Shares" means the Ordinary Shares of the Fund

                  "Stock Exchange" means the International Stock Exchange of the United Kingdom and the Republic of Ireland Limited


                                                           Page 119 of 198 Pages

                  "Stockholders" means the holder of the Convertible Stock

                  "subsidiary and holding company" means a subsidiary and a holding company respectively within the meaning of Section 736 of the Companies Act 1985 of England and Wales

                  "Warrantholders" means the holders of the warrants

                  "Warrants" means warrants to subscribe for Shares

                  (b) Unless the context otherwise requires words and expressions contained in this Agreement shall bear the same meaning as in the Articles PROVIDED THAT any alteration or amendment of the Articles shall not be effective for the purposes of this Agreement unless the Manager (to the extent that its rights or duties hereunder are effected by such alteration or amendment) shall have been notified thereof by the Fund in writing.

                  (c) References in this Agreement to statutory or regulatory provisions shall be construed as references to those provisions as respectively now amended or as consolidated or re-enacted from time to time.

                  (d) The headings in this Agreement shall not affect its interpretation.

         4.       COMMENCEMENT AND APPOINTMENT

                  (a) The Fund appoints the Manager to be, and the Manager agrees to act as, manager of the Fund and its subsidiaries (if any) with effect from the Effective Date (as defined in Clause 2.2 below), on the terms and conditions set out in this Agreement

                  (b) This Agreement shall be conditional in all respects upon the closing of the Placing in accordance with the Placing Memorandum not later than 1st March, 1995 (the date upon which the said condition is fulfilled being herein referred to as the "Effective Date").

                  (c) In the event of the above condition not being fulfilled this Agreement shall (save as provided in Clause 16) have no further effect nor liabilities as the parties hereunder shall cease and determine.

         5.       DUTIES AS MANAGER

                  (a) During the continuance of its appointment as manager, the Manager shall have the duties and obligations normally assumed by a manager and in particular, but without prejudice to the generality of the foregoing, shall:

                        i. manage the investment and reinvestment of the assets of the Fund with a view to achieving the investment objectives of the Fund as from time to time determined by resolution of the Board and advised to the Manager in writing;


                                                           Page 120 of 198 Pages

                        ii. negotiate and supervise borrowings of the Fund within such limits as the Board may from time to time specify;

                        iii. seek out and evaluate investment opportunities for investment by the Fund including employing such staff in Guernsey or elsewhere, establishing such offices, making such company visits and obtaining such information as, in each case, may prove necessary or desirable from time to time;

                        iv. analyse the performance of Investments and advise the Fund in relation to investment trends, market movements, political and economic conditions and all other matters likely or which might reasonably be considered to affect the investment policy of the Fund and consult with such investment advisers as may be appointed by the Fund from time to time;

                        v. provide the Board with such information, and make such recommendations to the Board, concerning the Investments as it may from time to time request and not less frequently than once every quarter provide a written report giving details of all cash balances held for the Fund, full particulars of all transactions in respect of Investments made by the Manager since or not detailed in the last report and a summary of all other Investments of the Fund;

                        vi. at the Board's request provide a representative to attend meetings of the Board in connection with any of its duties specified above;

                        vii. provide to the Administrator all such information in relation to the Fund as it may reasonably require to carry out its duties under the Administration Agreement and use its reasonable endeavours to procure compliance by the Fund with its obligations under such agreement;

                        viii. provide to the Custodian all such information concerning the Investments as it may from time reasonably require in order to carry out its duties under the Custodian Agreement and use its reasonable endeavours to procure compliance by the Fund with its obligations under such agreement; and

                        ix. perform such other duties as may be reasonably necessary or incidental to the above or as may be agreed between the Fund and the Manager.

                  (b) The Manager shall, unless otherwise agreed by the Board, account and pay to the Fund all transaction fees, commissions, refunds of commission and interest received by the Manager or any Manager Group Member in connection with its duties under this Agreement or in it, or any of its delegates, acting for the account of the Fund PROVIDED THAT the Manager shall have no such obligation in relation to any fees or

                                                           Page 121 of 198 Pages
                        commission paid to it in connection with the Placing or in connection with any subsequent issue of Shares or other securities issued by the Fund.

                  (c) All books, statistical records, accounts, contract notes, correspondence and other documents relating to the business and affairs of the Fund held by the Manager shall be the exclusive property of the Fund and the Manager shall when requested produce the same to the Fund or its agents together with any information within the knowledge of the Manager in relation thereto. The Manager shall not at any time be entitled to a lien on any such books, records, accounts, notes, correspondence or documents.

                 (d) In performing its duties under this Agreement the Manager shall:

                        i. use its best judgement efforts and facilities and shall at all times and in all respects well and faithfully serve the interests of the Fund;

                        ii.    comply and  (insofar as it is  practicable  to do
                               so) ensure that the Fund complies with the laws of the island of Guernsey, the Articles and with all applicable rules and requirements of the Stock Exchange, with all statements concerning the Manager or the Fund or (but subject to clause
                               6) the investment policy of the Fund contained in the Placing Memorandum and with any other applicable laws and regulations in force from time to time; and

                        iii. not knowingly do or commit or permit to be done or committed any act, matter or think which would or might be reasonably considered likely to prejudice or to bring into disrepute in any manner the business or reputation of the Fund or any member of the Board.

         6.       POWERS OF THE MANAGER

                  (a) The Manager shall (subject as provided herein) have and is hereby granted the authority, power and right for the account and in the name of the Fund:

                        i. to subscribe, purchase, sell, convert, redeem, place on and withdraw from deposit or otherwise deal in (as the case may be) Investments cash or other assets of the Fund;

                        ii. to enter into, make, vary and perform all contracts, agreements and other undertakings as may in the reasonable opinion of the Manager be necessary or advisable or incidental to the carrying out of the objectives of this Agreement;

                        iii.   to  commit   the  Fund  to  any   obligation   to
                               underwrite   any  issue  or  offer  for  sale  of
                               securities;

                        iv. to apply for such permits, consents or authorities, as may be necessary or desirable to enable any Investment to be made, acquired or disposed of, from any governmental or other authority in the name of an on behalf of the Fund;

                                                           Page 122 of 198 Pages

                        v. to cause such moneys to be retained as cash on behalf of the Fund or placed on deposit in each case in the name of the Fund for such periods in such currency or currencies with the Custodian or for the account of the Custodian with such other bank or other persons and in such country as may, in the reasonable opinion of the Manager and with the agreement of the Custodian, be desirable;

                        vi. to the extent necessary to enable it properly to exercise its rights and to carry out its duties under this Agreement to act for and on the Fund's behalf in the same manner and with the same force and effect as the Fund might or could do; and

                        vii. generally to have and to exercise all such powers as may be necessary or reasonably incidental to the performance of its duties hereunder.

                  (b) The Manager shall, subject always to the other provisions of this Agreement and subject always to the provisions of the Articles, have authority to borrow from time to time by way of overdraft on the Fund's accounts. Save as aforesaid the Manager may not commit the Fund to supplement the funds managed by the Manager by borrowing except with the consent of, and within the limits specified by, the Board.

                  (c) Subject as provided herein, the authorities herein contained are continuing ones and shall remain in full force and effect until revoked by resolution of the Board or termination of this Agreement as hereinafter provided, but such revocation shall not affect any liability in any way resulting from transactions initiated prior to such revocation.

         7.       HOLDING OF THE INVESTMENTS

                  (a) The Manager shall forthwith on receipt pay to or deposit with or to the order of the Custodian all monies received on behalf of the Fund and shall procure that all Investments shall be registered in the name of the Fund or its nominee (in each case for the account of the Fund), or in such other manner as the Custodian may approve in order to comply with any applicable laws of Guernsey or elsewhere.

                  (b) The Manager shall arrange such safekeeping and banking facilities with the Custodian on behalf of the Fund as may be approved by the Fund.

         8.       RESTRICTIONS ON THE MANAGER

                  (a) All activities engaged in by the Manager under this Agreement shall at all times be subject to the control of and review by the Board, and the Manager shall observe and comply with all resolutions of the Board of which it has notice and other lawful orders and directions given to it from time to time by the Board. Without prejudice to the generality of the foregoing, the Manager shall not enter into any transaction for the purchase


                                                           Page 123 of 198 Pages
                        or sale of an Investment without the prior consent of the Board or a duly authorised committee thereof where the consideration is in excess of (pound)100,000 or, (in the case of a purchase) the Investment is intended to be held for more than 5 years. Such consent shall not, however, be required where the investment concerned involves either an increase or decrease in the level of an investment in the securities of any particular issuer, already held in the Fund's portfolio.

                  (b) Without prejudice to the generality of Clause 6.1, the Board may from time to time:

                        i. prohibit the Manager from making particular Investments or classes of Investment or from making deposits with any particular person, firm or company, or any class of the same or in any particular geographical area;

                        ii. require the Manager, to the extent practicable, to sell any Investment or class of Investments or (subject to the availability of funds) to purchase any Investment or class of Investments or to make deposits with any particular person, firm or company;

                        iii. define the investment policy of the Fund and specify the manner in which the Manager shall give effect to such policy; and

                        iv. require the Manager to submit for approval by the Board the investment policy which the Manager is implementing or is recommending for implementation by the Fund;

         and the Manager shall and shall procure that any person, firm or company to whom it delegates an of its functions under this Agreement shall give effect to all such decisions.

                  (c) Unless expressly provided or authorised whether under this Agreement or otherwise, the Manager shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         9.       FEE

                  (a) The Fund shall pay to the Manager an annual fee in respect of its duties hereunder equal to the sum of (pound)20,000 plus 1.25 percent on the first (pound)15,000,000 and 1.00 percent on the excess of the Net Asset Value of the Company during the continuance of this Agreement which shall be charged to capital and/or revenue in such proportions as the Board shall from time to time consider to be appropriate after consultation with the Manager and the Auditors. Such fee shall accrue daily, be calculated on the last business day of each calendar month based on the Net Asset Value at that date and be payable in arrears within 14 days after the end of each calendar month.

                  (b) The fee payable in respect of the period from the Effective Date to the end of the current calendar month (the "First Month") shall be calculated by dividing the figure specified in Clause 7.1 by the total number of days in

                                                           Page 124 of 198 Pages
                        the First Month and multiplying it by the number of days which elapse between the Effective Date and the end of the First Month inclusive.

                  (c) If this Agreement is terminated otherwise than at the end of any calendar month for the purpose of calculating the fee payable in respect of the period from the beginning of the then current calendar month (the "Partial Month") to the date of termination the figure specified in Clause 7.1 shall be divided by the total number of days in the Partial Month and shall be multiplied by the number of days which elapse between the beginning of the Partial Month and the date of termination.

         10.      EXPENSES

                  (a)   Unless   otherwise  agreed  between  the  Fund  and  the
                        Manager, the Fund shall pay or procure payment of the following expenses:

                        i. all reasonable audit and taxation fees of the Fund and legal expenses properly incurred by the Fund or the Manager in connection with the corporate existence of the Fund or arising out of the relationship of the Fund with its Shareholders, Warrantholders and Stockholders (including, without limitation, the registration of transfers of Shares, Warrants and Convertible Stock and circulars and notices to Shareholders, Warrantholders and Stockholders) and third parties and all other reasonable professional and other charges in respect of services rendered to the Fund properly in connection with the matters aforesaid;

                        ii. all reasonable legal and other professional fees and other expenses properly incurred in connection with the corporate and financial structure of the Fund and the admission of the Shares, Warrants, Convertible Stock or any other share or loan capital of the Fund to listing on the Stock Exchange or on any other stock exchange;

                        iii. all reasonable expenses properly incurred in and incidental to producing, printing and posting or otherwise despatching the annual accounts and interim statement of the Fund together with any report or documents to be annexed thereto, the cost of publication of the Net Asset Value of and any other communications by the Fund to its Shareholders and Warrantholders;

                        iv. all reasonable expenses of every nature of or incidental to deposits or loans made by or on behalf of the Fund;

                        v. any stamp and other duties, taxes, Governmental charges, brokerage, insurance, transfer fees, registration fees and other charges payable in respect of the acquisition or realisation of any Investment;

                        vi.    interest   on  and   charges   and   expenses  of
                               arranging,   and   arising  out  of,  all  proper
                               borrowings made by or on behalf of the Fund;

                                                           Page 125 of 198 Pages

                        vii. all taxes and corporate fees payable by the Fund to any governmental or other authority or agency in any jurisdiction;

                        viii. the fees and expenses of the Administrator and Custodian in accordance with the Administration Agreement and the Custodian Agreement;

                        ix. the reasonable fees and expenses of any investment or other consultants or advisers whom the Board may from time to time determine should be employed by the Fund;

                        x. any reasonable fees or charges made by lawyers, accountants or other professional advisers (but not, for the avoidance of doubt any advisers appointed pursuant to Clause 10) employed by or on behalf of the Manager in connection with the investigation of potential investments for the Fund or the implementation of such Investments;

                        xi. any promotional expenses properly incurred by the Fund;

                        xii.   the fees and  expenses of  Directors of the Fund;
                               and

                        xiii. any other fees or charges expressly approved by the Board.

                  (b) Save as expressly provided by Clause 8.1 or elsewhere in this Agreement, the Manager will perform its duties hereunder at its own expense and shall be responsible for the fees and expenses (to the extent not otherwise payable by the Fund under Clause 8.1) of any persons appointed pursuant to Clause 10. In particular, but without limiting the generality of the foregoing, the Manager shall provide at its own expense:

                        i. such staff as may be necessary for the due performance of its duties hereunder;

                        ii. such office and other accommodation as may be necessary for the due performance of its duties hereunder; and

                        iii. all postage, telephone, travel, entertainment and other expenses incurred by the Manager in the performance of its duties hereunder, save that the Fund shall reimburse the Manager for any travel expenses incurred at the express request of the Fund and PROVIDED THAT where the Board require more than one representative of the Manager to attend any board or other meeting of the Fund, the reasonable travel and other out-of-pocket expenses of that additional representative shall be borne by the Fund.

         11.      NON-EXCLUSIVITY


                                                           Page 126 of 198 Pages

                  The Manager and any Manager Group Member may act as manager or investment adviser for any company, corporation or body of persons on such terms as may be arranged with such company, corporation or body of persons and may retain for its own use and benefit fees or other moneys payable thereby provided that the Manager and any Manager Group Member so acting shall ensure that the performance of its duties will not thereby be impaired. In the event that information which is privileged or confidential comes to the knowledge of the Manager, the Manager shall not be under any duty to use or to attempt to use such information on the Fund's behalf.

         12.      POWER TO DELEGATE

                  The Manager shall have full power to appoint, at its own expense, one or more advisers approved by the Board as may be relevant to advise it in connection with the performance of its duties hereunder and, with the approval of the Board, may delegate any of its functions hereunder to any such adviser PROVIDED THAT the Manager shall ensure that each of the such persons complies with the provisions of this Agreement, so far as applicable, and such other rules to which the Manager is subject and the Manager shall remain liable for any act or omission of any such person as if such act or omission were its own.

         13.      INTERESTS AND THE COMPANY

                  (a) Nothing herein contained shall prevent the Manager or any Associated Person of the Manager from:

                        i. becoming the owner of any Shares, Warrants, Convertible Stock or other loan capital in the Fund and holding, disposing of or otherwise dealing with the same with the same rights which it would have held if the Manager were not a party to this Agreement;

                        ii. buying, holding and dealing upon its own account in Investments which are the same or similar to Investments held by or for the account of the Fund PROVIDED THAT neither the Manager nor any Associated Person of the Manager shall deal with the Fund as a beneficial owner on the sale or purchase of investments to or from the Fund except on a basis approved by the Directors from time to time, or without the consent of the Directors otherwise deal with the Fund as principal;

                        iii. dealing with the Fund as agent PROVIDED THAT any such dealings are on terms no less favourable to the Fund than could reasonably have been obtained had the dealings been effected with an independent third party and the Manager or any Associated Person of the Manager may (in such circumstances) charge and retain a commission or fee in respect of any such dealings;

                        iv. contracting or entering into any financial, banking or other transaction with the Fund (subject as provided in paragraphs (c) and (d) above) or any Shareholder, Warrantholder or Stockholder of the


                                                           Page 127 of 198 Pages

                               Fund or any body, any of whose securities are held by or for the account of the Fund, or from being interested in any such contract or transaction and the Manager shall not be called upon to account in respect of any such contract or transaction by virtue only of the relationship between the parties concerned, subject always to the Manager's duties hereunder.

                  (b) For the purpose of this Clause 11 the expression "the Fund" shall include the subsidiaries of the Fund for the time being (if any).

         14.      LIABILITY OF THE MANAGER

                  (a) The Manager shall not be under any liability on account of anything done or suffered to be done by the Manager in good faith in accordance with any specific written request of the Fund or any of its duly authorised agent(s) or delegate(s). Whenever pursuant to any provision of this Agreement any notice, instruction or other communication is to be given by the Fund or any of its duly authorized agent(s) or delegate(s), the Manager may accept as sufficient evidence thereof a document signed by or purporting to be signed by an Authorized Signatory.

                  (b) The Manager agrees to use its best efforts, skill and judgment and all due care in performing its duties and obligations and exercising its rights and authorities hereunder and shall indemnify and keep indemnified the Fund against all liabilities, losses, costs, expenses, claims, proceedings and demands which the Fund may suffer or incur as a result of any breach by the Manager of the terms hereof (including, without limitation, as a result of the Manager acting outside the scope of the authority granted to it by the Fund hereunder or in breach of any limitations thereon from to time imposed by the Board) or otherwise arising out of the performance or non-performance of its duties, obligations, rights and authorities hereunder, PROVIDED THAT the Manager shall not be liable to the Fund for any decline in the value of the assets of the Fund or any part thereof to the extent that such decline results from the Manager's implementation of any express direction of the Board or from any investment decision made by the Manager in good faith unless such decision was reckless, negligent or otherwise in wilful breach of any duty owed by the Manager to the Fund.

                  (c) The Manager shall be entitled to obtain legal advice from its lawyers for the time being if it reasonably considers that such advice is necessary or desirable for the proper performance of its duties under this Agreement and, if the Fund shall give its express written approval to the obtaining of any such advice or opinion, the Fund shall pay or procure payment of the reasonable expenses thereof. Any reasonable action or omission taken or suffered by the Manager in good faith in reliance on or in accordance with such advice or opinion shall be full protection and justification to it with respect to the action or omission so taken or suffered.

                  (d)   The  Fund  hereby   undertakes   to  hold  harmless  and
                        indemnify the Manager or procure the Manager to be held harmless and indemnified against all

                                                           Page 128 of 198 Pages
                        actions, proceedings, claims and costs, demands and expenses incidental thereto which may be brought against, suffered or incurred by the Manager by reason of the proper performance of its duties in accordance with the terms of this Agreement in each case including all reasonable legal, professional and other expenses properly incurred in connection therewith (including any such actions, proceedings and claims as shall arise as a result of loss, delay, misdelivery or error in transmission of any cable, telex, telefax, telegraphic or other communication), except such as shall arise from its bad faith, wilful breach of duty under this Agreement or reckless or negligent act or omission on its part.

                  (e) Without prejudice to the generality of the preceding provisions of this Clause, the Manager will not be responsible for any loss suffered by the Fund as a result of any default by:

                        i.     the Custodian or the Administrator; or

                        ii. any bank or other financial institution holding money pursuant to Clause 5 of this Agreement; or

                        iii. any counterparty or other person with whom the Manager arranges or enters any transaction for the Fund pursuant to this Agreement (but the Manager shall use all reasonable endeavours at the expense and written request of the Fund diligently to pursue remedies against any such counterparty), unless such default is the direct result of the Manager's wilful default or negligence.

                  (f) The Manager shall not be required to take any legal action in connection with the performance of its duties under this Agreement or on half of the Fund unless fully indemnified to its reasonable satisfaction for losses costs and liabilities which may be incurred or suffered by it. The Fund shall be entitled to require the Manager, in taking any action of whatsoever nature hereunder, to act in accordance with any reasonable direction of the Fund (including directions as to compromise or settlement) in connection with any claim against the Manager for which the Fund may ultimately be liable, but if, in the reasonable opinion of the Manager, acting in accordance with such directions might make the Manager liable for the payment of money or liable in any other way, the Manager shall be and be kept indemnified in any reasonable amount and form satisfactory to the Manager as a prerequisite to taking such action.

         15.      VOTING RIGHTS OF INVESTMENTS

                  (a) All rights of voting conferred by Investments held under this Agreement shall be exercised or not in such manner as the Manager may reasonably determine PROVIDED THAT if the Fund shall instruct the Manager as to the exercise of voting rights in respect of such Investments the Manager shall give effect to such instructions.



                                                           Page 129 of 198 Pages

                  (b) If the Manager shall have been expressly notified in writing by the Board of any interest of any member of the Board in any Investment, the Manager shall seek the instructions of the Board prior to the exercise any rights of voting thereon and the Fund undertakes to procure that each member of the Board forthwith notifies the Manager of any change in any interest notified to the Manager pursuant to this subclause.

                  (c) The Fund shall from time to time upon written request from the Manager execute and deliver or cause to be executed and delivered to the Manager or its nominee(s) such powers of attorney or proxies as may reasonably be required authorising such attorneys or proxies to vote, consent or otherwise act in accordance with this Agreement in respect of all or any part of the Investments of the Fund.

                  (d) The term "rights of voting" and the word "vote" as used in this clause shall include a vote at a meeting and any consent to or approval of any arrangement, scheme or resolution or any alteration in or abandonment of any right attaching to any part of the assets of the relevant company and the right to requisition or convene any meeting or to give notice of any resolution or to circulate any statement.

         16.      NO ASSIGNMENT

                  This Agreement is personal to the parties hereto and the Manager may not sub-contract the performance of any of its obligations hereunder except as specifically provided herein nor shall either party be entitled to assign the whole or any part of its rights hereunder.

         17.      TERMINATION

                  (a) This Agreement shall, subject to hereinafter provided, continue in force for a period of two years and thereafter until determined by the Fund or the Manager giving to the other party hereto not less than twelve months notice in writing expiring at any time PROVIDED THAT this Agreement may be determined by the Fund or as the case may be the Manager (the "First Party")
                        forthwith if the other party (the "Second Party") to this Agreement:

                        i. shall commit any breach of its obligations under this Agreement and shall fail to make good such breach within thirty days of receipt of notice from the First Party requiring it to do so; or

                        ii. shall pass a resolution for the winding-up of the Second Party (except a voluntary liquidation for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the First Party) or if any competent Court shall order a winding-up of the Second Party or if the Second Party shall be declared "en desastre" or if a receiver shall be appointed over the whole of a substantial part of the Second Party's assets; or


                                                           Page 130 of 198 Pages

                        iii. the Manager ceases to hold all authorisations, licences or consents necessary for the conduct of its business hereunder.

                           Any termination shall be without prejudice to any rights of the parties hereto which may have arisen prior to such termination or as a result thereof.

                  (b) On termination of its appointment the Manager shall deliver to the Fund, or as it shall direct, all books of account, records, registers, correspondence and documents and assets relating to the affairs of or belonging to the Fund and in the possession of or under the control of the Manager and shall take all necessary steps to vest in the Fund or any new Manager any assets previously held in the name of or to the order of the Manager on behalf of the Fund.

         18.      DISCLOSURE

                  Subject as provided below, none of the parties hereto shall, either before or after the termination of this Agreement, disclose to any person not authorised to receive the same any confidential information relating to any other party or to the affairs of such party of which the party disclosing the same shall become possessed during the period of this Agreement and each party shall use its best endeavors to prevent any such disclosure aforesaid, PROVIDED THAT a party to this Agreement may:

                        i.     disclose   such   information   to   any  of  its
                               professional advisers;

                        ii.    disclose   such   information   to  any   adviser
                               appointed   by  it  for  the  purpose  of  giving
                               investment advice;

                        iii. disclose such information pursuant to any order of a Court in the United Kingdom or the Island of Guernsey or any order of the Stock Exchange or by any United Kingdom or Guernsey governmental agency with whose proper instructions the party in question is bound or accustomed to comply;

                        iv. disclose such information to the extent that it is then in the public domain otherwise than by reason of a breach of this Clause 16;

                        v. disclose such information as it may reasonable consider necessary or desirable in connection with the enforcement of this Agreement or the preservation or maintenance of its rights hereunder; and

                        vi.    disclose  such   information   to  any  permitted
                               transferee or assignee.

         19.      ADDITIONAL SERVICES

                  If the Manager, being willing and having been called upon to do so by the Board, shall render or perform extra or special services of any kind to the Fund the Manager shall be entitled to receive such additional fees therefor as the Board in consultation with the Manager shall determine.



                                                           Page 131 of 198 Pages

         20.      MISCELLANEOUS

                  (a) Any notice required to be given under this Agreement may be served by being left at, or sent by recorded delivery to, the registered office for the time being of the party on which it is to be served, and any notice given by post shall be deemed to have been served at the expiration of 72 hours after it is posted, and in proving such service it shall be sufficient to prove that the envelope containing the notice was properly addressed and sent by recorded delivery.

                  (b) Neither the benefit nor the burden of this Agreement shall be assigned by either the Fund or the Manager save with the prior written consent of the other party to this Agreement.

                  (c) This Agreement sets forth the entire Agreement and understanding between the parties hereto as to the matters set out herein.

         21.      PROPER LAW

                  This   Agreement   shall  be  governed  by  and  construed  in
                  accordance with the laws of the Island of Guernsey.

         AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.



         SIGNED by William Simpson
         for and on behalf of                       /s/ William Simpson
         ORYX INTERNATIONAL
         GROWTH FUND LIMITED



         SIGNED by J C Wilcockson
         for and on behalf of                      /s/ J C Wilcockson
         CONSULTA (CHANNEL ISLANDS)
          LIMITED



                                                           Page 132 of 198 Pages